Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(80,158,360)
Unrealized Gain (Loss) on Market Value of Futures	83,969,900
Dividend Income	63,751
Interest Income	2,253,075
ETF Transaction Fees	24,000
Total Income (Loss)	$6,152,366

Expenses
General Partner Management Fees	$507,811
Professional Fees	107,013
Brokerage Commissions	194,538
Non-interested Directors' Fees and Expenses	17,720
Prepaid Insurance Expense	13,526
NYMEX License Fee	16,927
SEC & FINRA Registration Expense	25,291
Total Expenses	$882,826
Net Income (Loss)	$5,269,540

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/19	$1,383,991,617
Additions (17,700,000 Shares)	196,024,396
Withdrawals (28,900,000 Shares)	(324,257,441)
Net Income (Loss)	5,269,540

Net Asset Value End of Month	$1,261,028,112
Net Asset Value Per Share (111,500,000 Shares)	$11.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596